Exhibit 99.1

Conference Call Monday, March 9th, at 4:30 p.m. ET, Dial-In (877) 201-0168 (ID# 71880269)

XO Group Reports Fourth Quarter and Full Year 2014 Financial Results;

- Fourth Quarter Revenue up 13.7% Year Over Year, Full Year Revenue up 7.4% Year Over Year -

-Fourth Quarter GAAP loss per share was ($0.16)-

-Fourth Quarter NON-GAAP earnings per share was $0.06-

NEW YORK, March 9, 2015 – XO Group Inc. (the “Company”) (NYSE: XOXO, xogroupinc.com), the premier consumer internet and media company dedicated to guiding people through transformative life stages - from getting married, moving in together and having a baby - today reported financial results for the three months and full year ended December 31, 2014.

Total revenue for the fourth quarter of 2014 was $37.1 million, up 13.7% compared to the same period in the prior year. GAAP net loss for the quarter was ($4.0) million or ($0.16) per share. Non-GAAP earnings per share for the quarter was $0.06 compared to $0.02 in the prior year quarter. The Company’s balance sheet at December 31, 2014 reflects cash and cash equivalents of $90.0 million compared to $90.7 million at December 31, 2013. Under the previously announced stock buyback authorization, during the quarter, the Company repurchased shares of its common stock for approximately $1.0 million.

“I want to congratulate our team on successfully focusing our efforts, investing in our mobile and marketplace capabilities, and launching exceptional products, while delivering our best revenue growth rates in years and continuing to deliver positive cash flow,” said Mike Steib, Chief Executive Officer.

During the quarter, the Company announced two strategic actions to focus on the Company’s core business: the shutdown of its wedding supplies fulfillment operations and the disposition of its Ijie operations in China. The shutdown of the wedding supplies fulfillment operations is scheduled to be complete by the end of Q1 2015 and the disposition of its Ijie operations was completed in December 2014.

Long-Term Financial Targets

The Company is reiterating its long-term financial targets as previously provided on November 6, 2014. The Company is targeting double digit revenue growth rates, gross margins of approximately 90-95%, and operating expense growth below revenue growth rates, yielding adjusted EBITDA margins of at least 20%.

XO GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except for Per Share Data)
(Unaudited)

	Three Months Ended December 31,
	2014	2013
Net revenue:
National online advertising	$8,679	$6,341
Local online advertising	15,348	13,793
Total online advertising	24,027	20,134
Registry services	1,840	1,553
Merchandise	3,064	2,995
Publishing and other	8,125	7,903
Total net revenue	37,056	32,585
Cost of revenue:
Online advertising	433	421
Merchandise	2,808	2,107
Publishing and other	2,591	2,911
Total cost of revenue	5,832	5,439

Gross profit	31,224	27,146

Operating expenses:
Product and content development	9,546	8,761
Sales and marketing	11,724	10,144
General and administrative	6,839	7,242
Asset impairment charges	836	1,430
Depreciation and amortization	1,576	1,484
Total operating expenses	30,521	29,061

Income (loss) from operations	703	(1,915)
Income (loss) in equity interests	11	(1,842)
Interest and other income (expense), net	(1,795)	74
Loss before income taxes	(1,081)	(3,683)
Income tax expense (benefit)	2,912	(615)

Net loss	$(3,993)	$(3,068)

Net loss per share:
Basic	$(0.16)	$(0.12)
Diluted	$(0.16)	$(0.12)

Weighted average number of shares used in calculating net loss per share:
Basic	25,363	24,704
Diluted	25,363	24,704

XO GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except for Per Share Data)
(Unaudited)

	Twelve Months Ended December 31,
	2014	2013
Net revenue:
National online advertising	$30,456	$27,216
Local online advertising	59,093	54,445
Total online advertising	89,549	81,661
Registry services	9,794	7,926
Merchandise	16,223	18,406
Publishing and other	28,098	25,821
Total net revenue	143,664	133,814
Cost of revenue:
Online advertising	1,770	1,927
Merchandise	10,914	11,296
Publishing and other	8,511	9,178
Total cost of revenue	21,195	22,401

Gross profit	122,469	111,413

Operating expenses:
Product and content development	35,820	29,877
Sales and marketing	44,330	39,718
General and administrative	25,617	23,073
Asset impairment charges	836	1,430
Depreciation and amortization	6,969	4,808
Total operating expenses	113,572	98,906

Income from operations	8,897	12,507
Loss in equity interests	(232)	(2,016)
Interest and other income (expense), net	(1,740)	144
Income before income taxes	6,925	10,635
Income tax expense	6,463	4,841

Net income	$462	$5,794

Net income per share:
Basic	$0.02	$0.24
Diluted	$0.02	$0.23

Weighted average number of shares used in calculating net earnings per share:
Basic	25,210	24,620
Diluted	25,589	25,596

XO GROUP INC.
SELECTED BALANCE SHEET DATA
(Amounts in Thousands)
(Unaudited)

	December 31, 2014	December 31, 2013
Cash and cash equivalents	$89,955	$90,697
Accounts receivable, net	15,785	11,838
Total assets	195,699	197,749
Total liabilities	37,772	41,859
Total stockholders’ equity	157,927	155,890

XO GROUP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in Thousands, Except for Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net income (loss)	$(3,993)	$(3,068)	$462	$5,794
Income tax expense (benefit)	2,912	(615)	6,463	4,841
Depreciation and amortization	1,576	1,484	6,969	4,808
Stock-based compensation expense	1,692	2,145	6,139	6,697
Asset impairment charges	530	1,430	530	1,430
(Income) loss in equity interests	(11)	1,842	232	2,016
Interest and other income, net	(33)	(74)	(88)	(144)
Executive separation and severance charges(a)	733	350	2,087	350
Foreign VAT, interest and penalties(b)	-	930	(592)	930
Exit of Ijie operations(c)	1,828	-	1,828	-
Exit of warehouse operations(d)	572	-	572	-
Adjusted EBITDA	$5,806	$4,424	$24,602	$26,722
Depreciation and amortization	(1,576)	(1,484)	(6,969)	(4,808)
Stock-based compensation expense	(1,692)	(2,145)	(6,139)	(6,697)
Income (loss) in equity interests	11	(1,842)	(232)	(2,016)
Interest and other income, net	33	74	88	144
Impairment of equity interests(e)	-	1,773	-	1,773
Adjusted income before income taxes	2,582	800	11,350	15,118
Adjusted provision for income taxes(f)	1,097	328	4,824	6,198
Adjusted net income	$1,485	$472	$6,526	$8,920

Adjusted net income per diluted share	$0.06	$0.02	$0.26	$0.35

Diluted weighted average number of shares outstanding	25,821	25,647	25,589	25,596

Net cash provided by operating activities	$8,462	$6,889	$20,015	$22,243
Less: Capital expenditures	(1,095)	(1,307)	(5,068)	(5,968)
Free cash flow	$7,367	$5,582	$14,947	$16,275

(a)	Costs impacting comparability included in operating expenses on the consolidated statements of operations for the year ended December 31, 2014 include executive separation and other severance charges of approximately $2.1 million, representing (i) separation payments for certain executive officers and (ii) severance charges for the employees in our Los Angeles office. Of the total executive separation and severance charges, $0.4 million was recorded in Product and content development, $0.5 million in Sales and marketing and $1.2 million in General and administrative. Costs impacting comparability for the year ended December 31, 2013 include severance of $0.4 million recorded in General and administrative for a former executive of the Company.
(b)	Included in “General and administrative” expenses on the consolidated statements of operations for the year ended December 31, 2014 are favorable adjustments for foreign value-added tax (“VAT”), interest and penalties of $0.6 million and for the year ended December 31, 2013 an unfavorable adjustment for VAT, interest and penalties of $0.9 million.
(c)	Included in Interest and other income (expense) on the consolidated statements of operations for the three months and year ended December 31, 2014 is a $1.8 million loss on the disposition of the Company’s China wedding content and publishing operations.
(d)	Costs impacting comparability included in operating expenses on the consolidated statements of operations for the three months and year ended December 31, 2014 included (i) severance of approximately $0.3 million related to the closure of the Company’s merchandising warehouse in Redding, CA and (ii) asset impairment charges of approximately $0.3 million. Of the total severance charges, $26,000 was recorded in Product and content development, $179,000 in Sales and marketing and $60,000 in General and administrative.
(e)	Impairment of equity interest of $1.8 million is included in “Loss in equity interests” on the consolidated statements of operations for the twelve months ended December 31, 2013.
(f)	Adjusted provision for income taxes was calculated using an effective tax rate of 42.5% for 2014 periods and 41.0% for 2013 periods both of which excludes discrete items.

Supplemental data tables (unaudited)

Local Advertising Metrics (excluding Two Bright Lights)

	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013
Profile Count	33,414	32,602	31,774	30,857	30,562
Vendor Count	24,764	24,304	23,682	23,064	22,755
Churn Rate(a)	21.7%	22.8%	25.2%	27.0%	27.9%
Avg. Revenue/Vendor(a)	$2,527	$2,517	$2,516	$2,497	$2,474
(a)	calculated on a trailing twelve month basis

Stock Based Compensation

($000s)	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013
Product and Content	$569	$680
Sales and Marketing	468	412
General and Administrative	655	1,053
Total stock-based compensation	$1,692	$2,145

($000s)	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013
Product and Content	$2,020	$2,391
Sales and Marketing	1,533	1,591
General and Administrative	2,586	2,715
Total stock-based compensation	$6,139	$6,697

Conference Call and Replay Information

XO Group Inc. will host a conference call with investors at 4:30 p.m. ET on Monday, March 9, 2015, to discuss its fourth quarter and full year 2014 financial results. Participants should dial (877) 201-0168 and use Conference ID# 71880269 at least 10 minutes before the call is scheduled to begin. Participants can also access the live broadcast over the internet on the Investor Relations section of the Company’s website, accessible at http://ir.xogroupinc.com. To access the webcast, participants should visit XO Group’s website at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

A replay of the webcast will also be archived on the Company’s website approximately two hours after the conference call ends.

About XO Group Inc.

XO Group Inc.’s (NYSE: XOXO; xogroupinc.com) mission is to help people navigate and truly enjoy life’s biggest moments, together. Our multi-platform brands guide couples through transformative life stages - from getting married, to moving in together and having a baby - and include The Knot (#1 wedding planning resource), The Bump, (a leading pregnancy and parenting brand), and The Nest (the hip guide to all things home for new couples). The Company is publicly listed on the New York Stock Exchange (XOXO) and is headquartered in New York City.

Forward Looking Statements

This release may contain projections or other forward-looking statements regarding future events or our future financial performance. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our online wedding-related and other websites may fail to generate sufficient revenue to survive over the long term, (ii) we incurred losses for many years following our inception and may incur losses in the future, (iii) we may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall, (iv) sales to sponsors or advertisers may be delayed or cancelled, (v) efforts to launch new technology and features may not generate significant new revenue or may reduce revenue from existing services, (vi) we may be unable to develop solutions that generate revenue from advertising delivered to mobile phones and wireless devices, (vii) the significant fluctuation to which our quarterly revenue and operating results are subject, (viii) the seasonality of the wedding industry, (ix) our e-commerce operations are dependent on Internet search engine rankings, and our ability to influence those rankings is limited, (x) the dependence of our registry services business on third parties, and (xi) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), including adjusted EBITDA, adjusted net income, adjusted net income per diluted share and free cash flow. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Management defines its non-GAAP financial measures as follows:

•	Adjusted EBITDA represents GAAP net income (loss) adjusted to exclude, if applicable: (1) income tax expense (benefit), (2) depreciation and amortization, (3) stock-based compensation expense, (4) asset impairment charges, (5) (gain) loss in equity interests, (6) interest and other income (expense), net and (7) other items affecting comparability during the period.

•	Adjusted net income represents GAAP net income (loss), adjusted items that impact comparability for incremental or unusual costs incurred in the current period, which may include: (1) asset impairment charges, (2) executive separation and other severance charges and (3) non-recurring foreign taxes, interest and penalties.

•	Adjusted net income per diluted share represents adjusted net income (as defined above), divided by the diluted weighted-average number of shares outstanding for the period.

•	Free cash flow represents GAAP net cash provided by operations, less capital expenditures.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. However, adjusted EBITDA, adjusted net income, adjusted net income per diluted share and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to net income (loss) and net income (loss) per diluted share and net cash provided by operating activities as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures is included in this press release.

Contact:

Ivan Marmolejos

Investor Relations

(212) 219-8555 x1004

IR@xogrp.com